Exhibit 8.6

Hogan Lovells US LLP Columbia Square 555 Thirteenth Street, NW Washington, DC 20004 T +1 202 637 5600 F +1 202 637 5910 www.hoganlovells.com

January 10, 2017

Colony NorthStar, Inc.

c/o NorthStar Asset Management Group Inc.

399 Park Avenue, 18th Floor

New York, NY 10022

Colony Capital, Inc.

515 South Flower Street

44th Floor

Los Angeles, CA 90071

NorthStar Asset Management Group Inc.
399 Park Avenue
18th Floor
New York, New York 10022

NorthStar Realty Finance Corp.
399 Park Avenue
18th Floor
New York, New York 10022

Ladies and Gentlemen:

We have acted as special tax counsel to Colony NorthStar, Inc., a Maryland corporation (the “Company”), in connection with the qualification of the Company as a “real estate investment trust” (a “REIT”) for U.S. federal income tax purposes for its taxable year commencing January 1, 2017, following a series of mergers involving Colony Capital, Inc., a Maryland corporation (“Colony”), NorthStar Asset Management Group Inc., a Delaware corporation (“NSAM”), NorthStar Realty Finance Corp., a Maryland corporation (“NRF”), and the Company and affiliated entities that will result in the consolidation of the businesses of Colony, NSAM, and NRF with and into the Company, which Company will be the successor for U.S. federal income tax purposes to NSAM, Colony and NRF (the “Mergers”), pursuant to that certain Agreement and Plans of Merger, and the exhibits thereto, by and among Colony, NSAM, NRF, the Company and other entities, dated as of June 2, 2016, as amended by the Letter Agreements dated July 28, 2016, and October 16, 2016 (the “Merger Agreement”).

This opinion letter regarding the Company’s qualification as a REIT for U.S. federal income tax purposes for its taxable year commencing January 1, 2017, is being delivered to you pursuant to Sections 7.02(g), 7.03(g), and 7.04(g) of the Merger Agreement. Capitalized terms used but not otherwise defined herein have the meanings assigned to such terms in the Merger Agreement.  In addition, this opinion letter will be filed contemporaneously with the closing of the Mergers by post-effective amendment as an exhibit to the Registration Statement (defined below).

Colony NorthStar, Inc.

Colony Capital, Inc.

NorthStar Asset Management Group Inc.

NorthStar Realty Finance Corp.

January 10, 2017

Bases for Opinion

The opinion set forth in this letter is based on relevant current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations thereunder (including proposed and temporary Treasury Regulations), and interpretations of the foregoing as expressed in court decisions, applicable legislative history, and the administrative rulings and practices of the Internal Revenue Service (the “IRS”), including its practices and policies in issuing private letter rulings, which are not binding on the IRS except with respect to a taxpayer that receives such a ruling, all as of the date hereof.  These provisions and interpretations are subject to change by the IRS, Congress and the courts (as applicable), which may or may not be retroactive in effect and which might result in material modifications of our opinion.  Our opinion does not foreclose the possibility of a contrary determination by the IRS or a court of competent jurisdiction, or of a contrary position taken by the IRS or the Treasury Department in regulations or rulings issued in the future.  In this regard, an opinion of counsel with respect to an issue represents counsel’s best professional judgment with respect to the outcome on the merits with respect to such issue, if such issue were to be litigated, but an opinion is not binding on the IRS or the courts, and is not a guarantee that the IRS will not assert a contrary position with respect to such issue or that a court will not sustain such a position asserted by the IRS.  Capitalized terms used but not otherwise defined herein have the meanings assigned to such terms in the Registration Statement.  Terms or phrases that are not capitalized but appear in quotation marks are used herein as they are used for U.S. federal income tax purposes in the Code, Treasury Regulations, and administrative guidance and rulings.

In rendering this opinion, we have examined such statutes, regulations, records, agreements, certificates and other documents as we have considered necessary or appropriate as a basis for the opinion, including, but not limited to (1) the registration statement on Form S-4 (File No. 333-212739), as amended, of the Company, including the joint proxy statement/prospectus forming a part thereof filed with the Securities and Exchange Commission on July 29, 2016 (the “Registration Statement”); (2) the Merger Agreement; and (3) certain proposed organizational documents of the Company and its subsidiaries (including Colony Capital Operating Company, LLC (the “Operating Partnership”)) (those documents referred to in clauses (1) through (3), the “Reviewed Documents”).

The opinion set forth in this letter is premised on, among other things, written representations of:

1.              the Company with respect to the Company and its subsidiaries contained in a letter to us dated as of the date hereof (the “Company Management Representation Letter”);

2.              Colony, Colony Capital Operating Company, LLC, a Delaware limited liability company, and Colony Financial Manager, LLC, contained in a letter to us dated as of the date hereof in connection with our separate opinion as to the qualification of Colony as a REIT for the period commencing with its taxable year ending December 31, 2009 and ending at the Constellation-Polaris Merger Effective Time (the “Colony Management Representation Letter”);

3.              NRF contained in a letter to Vinson & Elkins and us dated as of the date hereof in connection with the separate opinion Vinson & Elkins as to the qualification of NRF (or its predecessor

Colony NorthStar, Inc.

Colony Capital, Inc.

NorthStar Asset Management Group Inc.

NorthStar Realty Finance Corp.

January 10, 2017

by merger) as a REIT for the period commencing with the taxable year ending December 31, 2004 and ending at the Sirius-Polaris Merger Effective Time (the “NRF Management Representation Letter”); and

4.              By or with respect to various REITs (or in some cases, by the Company on behalf of those REITs) in which the Company will own a direct or indirect substantial interest following the Mergers (each a “Company Subsidiary REIT” (1)) (the “Company Subsidiary REIT Management Representation Letter,” together with the Company Management Representation Letter, the Colony Management Representation Letter, and the NRF Representation Letter, the “Management Representation Letters”).

Although we have discussed the Management Representation Letters with the signatories thereof, for purposes of rendering our opinion, we have not made an independent investigation or audit of the facts set forth in the Reviewed Documents and the Management Representation Letters.  We consequently have relied upon the representations and statements of the signatories to the respective Management Representation Letters, as described in the Reviewed Documents and the Management Representation Letters, and assumed that the information presented in such documents or otherwise furnished to us is accurate and complete in all material respects.

In this regard, we have assumed with your consent the following:

(1)                                 that (A) all of the representations and statements as to factual matters set forth in the Reviewed Documents and the Management Representation Letters are true, correct, and complete as of the date hereof, (B) any representation or statement in the Reviewed Documents and the Management Representation Letters made as a belief or made “to the knowledge of” or similarly qualified is true, correct and complete as of the date hereof, without such qualification, (C) each agreement described in the Reviewed Documents is valid and binding in accordance with its terms, and (D) each of the obligations of the Company, and its subsidiaries, as described in the Reviewed Documents, has been or will be performed or satisfied in accordance with its terms;

(2)                                 the genuineness of all signatures, the proper execution of all documents, the authenticity of all documents submitted to us as originals, the conformity to originals of documents submitted to us as copies, and the authenticity of the originals from which any copies were made;

(3)                                 that any documents as to which we have reviewed only a form were or will be duly executed without material changes from the form reviewed by us;

(4)                                 the Company, for itself and as successor to Colony and NRF, and each Company Subsidiary REIT, will comply with the representations contained in the Company Management Representation Letters and the Company Subsidiary REIT Management Representation Letter, that it will utilize all appropriate “savings provisions” (including the provisions of

(1)    This term includes for purposes of this opinion letter any REITs in which the Company owns, directly or indirectly, a 10% or greater interest.

Colony NorthStar, Inc.

Colony Capital, Inc.

NorthStar Asset Management Group Inc.

NorthStar Realty Finance Corp.

January 10, 2017

Sections 856(c)(6), 856(c)(7), and 856(g) of the Code, and the provision included in Section 856(c)(4) of the Code (flush language) allowing for the disposal of assets within 30 days after the close of a calendar quarter, and all available deficiency dividend procedures) available to the Company under the Code in order to correct any violations of the applicable REIT qualification requirements of Sections 856 and 857 of the Code, to the full extent the remedies under such provisions are available, but only to the extent available;

(5)                                 at the time of the Mergers, (A) Colony will qualify as a REIT and will have qualified as a REIT for the entire period of its existence as a corporation for U.S. federal income tax purposes, which qualification is being confirmed by us in an opinion letter being delivered as a condition to the closing of the Mergers on the date hereof, and (B) NRF will qualify as a REIT and will have qualified as a REIT for the entire period of its existence as a corporation for U.S. federal income tax purposes, which qualification is being confirmed by Vinson & Elkins in an opinion letter being delivered as a condition to the closing of the Mergers on the date hereof; and

(6)                                 that the Mergers occur on the date hereof in the manner set forth in the Merger Agreement.

Any material variation or difference in the facts from those set forth in the documents that we have reviewed and upon which we have relied (including, in particular, the Management Representation Letters) may adversely affect the conclusions stated herein.

Opinion

Based upon and subject to the assumptions and qualifications set forth herein, including, without limitation, the discussion in the paragraphs below, we are of the opinion that commencing with its taxable year beginning January 1, 2017, the Company (including NSAM to the Merger Effective Times as the predecessor to the Company) will be organized in conformity with the requirements for qualification and taxation as a REIT, and its proposed method of operation (as described in the Registration Statement and the Company Management Representation Letter and the Company Subsidiary REIT Management Representation Letters) will enable it to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2017 and future taxable years.

In order to qualify as a REIT, 75% of the Company’s total assets must be comprised of “real estate assets” (as that term is used for purposes of Section 856(c) of the Code) and limited other assets specified in the Code as of the close of each calendar quarter of each taxable year of the Company (beginning with the calendar quarter ended March 31, 2017), and at least 75% of the Company’s gross income for any taxable year for which it seeks to qualify as a REIT must be derived from certain specified “real estate” sources, including interest on mortgage loans.  The Company’s ability to comply with this requirement is entirely dependent on the Company acquiring and owning (for U.S. federal income tax purposes) on the relevant dates “real estate assets” with an aggregate value equal to, or in excess of, 75% of its “total assets” and owning throughout the relevant taxable year assets that will produce sufficient “real estate” gross income to satisfy the 75% gross income test.  The value of the assets that the Company will own at the end of any future calendar quarter, cannot be known with certainty as of the date hereof.  Similarly, the gross income that the Company’s

Colony NorthStar, Inc.

Colony Capital, Inc.

NorthStar Asset Management Group Inc.

NorthStar Realty Finance Corp.

January 10, 2017

assets will produce for 2017 (or future taxable years), and the nature of that income, cannot be known with certainty as of the date hereof.  We have not reviewed any assets that will be owned by the Company at the close of any future calendar quarter, nor have we reviewed any sources of the Company’s gross income for any 2017 or any future taxable year.  Accordingly, the accuracy of our opinion is entirely dependent on the Company’s representations contained in the Company Management Representation Letter regarding the anticipated value and composition of its assets that it will own, and the nature of its income derived therefrom.

The Company’s qualification and taxation as a REIT under the Code will depend upon the ability of the Company and each Company Subsidiary REIT to meet on an ongoing basis (through actual quarterly and annual operating results, distribution levels, diversity of stock ownership and otherwise) the various qualification tests imposed under the Code, and upon the Company and each Company Subsidiary REIT, as applicable, utilizing any and all appropriate “savings provisions” (including the provisions of Sections 856(c)(6), 856(c)(7), and 856(g) of the Code and the provision included in Section 856(c)(4) of the Code (flush language) allowing for the disposal of assets within 30 days after the close of a calendar quarter, and all available deficiency dividend procedures) available to the Company and each Company Subsidiary REIT, as applicable, under the Code to correct violations of specified REIT qualification requirements of Sections 856 and 857 of the Code.  Our opinion set forth above does not foreclose the possibility that the Company and/or one or more of the Company Subsidiary REITs may have to utilize one or more of these “savings provisions” in the future, which could require the Company and/or one or more of the Company Subsidiary REITs to pay an excise or penalty tax (which could be significant in amount) in order to maintain its REIT qualification.  We have not undertaken to review the Company’s or any Company Subsidiary REIT’s projected compliance with these requirements on a continuing basis, nor will we do so in the future.  Accordingly, no assurance can be given that the actual results of the Company’s operations, the sources of its income, the nature of its assets, the level of its distributions to stockholders and the diversity of its stock ownership for any given taxable year will satisfy the requirements under the Code for qualification and taxation as a REIT.

This opinion letter addresses only the specific U.S. federal income tax matters set forth above, as limited and qualified herein, and does not address any other federal, state, local or foreign legal or tax issues, including the U.S. federal income tax qualification of Colony, NRF or any Company Subsidiary REIT as a REIT.

This opinion letter has been prepared solely for your use (i) in connection with the closing of the transactions contemplated by the Merger Agreement and speaks as of the date hereof, and (ii) for filing as an exhibit to the Registration Statement by post-effective amendment.  We assume no obligation by reason of this opinion letter or otherwise to advise you of any changes in our opinion after the date hereof.  Except as provided in the next paragraph, this opinion letter may not be distributed, quoted in whole or in part or otherwise reproduced in any document, or filed with any governmental agency without our express written consent.

Colony NorthStar, Inc.

Colony Capital, Inc.

NorthStar Asset Management Group Inc.

NorthStar Realty Finance Corp.

January 10, 2017

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement.  In giving this consent, however, we do not admit thereby that we are an “expert” within the meaning of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Hogan Lovells US LLP

HOGAN LOVELLS US LLP